As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	13-3893191
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CHS/COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	76-0137985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rachel A. Seifert

Community Health Systems, Inc.

Executive Vice President, Secretary and General Counsel

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leigh Walton

Kevin H. Douglas

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities of Community Health Systems, Inc. (3)
Guarantees of Debt Securities of Community Health Systems, Inc. by certain subsidiaries of Community Health Systems, Inc. (3)(4)
Preferred Stock, par value $0.01 per share of Community Health Systems, Inc. (3)
Depositary Shares of Community Health Systems, Inc. (3)(5)
Common Stock, par value $0.01 per share of Community Health Systems, Inc. (3)
Securities Warrants of Community Health Systems, Inc. (3)
Debt Securities of CHS/Community Health Systems, Inc. (3)
Guarantees of Debt Securities of CHS/Community Health Systems, Inc. by Community Health Systems, Inc. and certain subsidiaries of Community Health Systems, Inc. (3)(4)

(1)	We will determine these amounts from time to time in connection with issuances of securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.
(4)	No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(5)	Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920

Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918

Affinity Health Systems, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391769

Affinity Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391873

Amory HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3750001

Anna Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4431843

Anniston HMA, LLC	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	72-1346819

Bartow HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1888382

Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836

Big Bend Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2717545

Big Spring Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2574581

Biloxi H.M.A., LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2754033

Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086

Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362

Blackwell HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4720244

Blue Island Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082512

Blue Island Illinois Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1667279

Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042

Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291

Bluffton Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Brandon HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0885458

Brevard HMA Holdings, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3137706

Brevard HMA Hospitals, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3141947

Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521

Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523

Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071

Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204

Campbell County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528273

Carlisle HMA, LLC	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1887146

Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526

Carolinas JV Holdings General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227746

Carolinas JV Holdings, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227809

Central Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964329

Central States HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964397

Centre Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370931

Chester HMA, LLC	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1231400

CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938

CHS Kentucky Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639057

CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170

CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205

Citrus HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0195256

Clarksdale HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0869163

Clarksville Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-5498575

Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418

Cleveland Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878

Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627

Clinton HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1659366

Clinton Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	90-0003715

Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798

Cocke County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528314

College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360

College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359

College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861

Community GP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648466

Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801

Community LP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648206

CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557

CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614

Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644

Crestwood Hospital LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362

CSRA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5111915

Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490

Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268

Deming Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	85-0438008

Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921

Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294

DHSC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2871473

Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885

Dyersburg Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536

Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866

Evanston Hospital Corporation	WY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	83-0327475

Fallbrook Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1918215

Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964255

Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413

Forrest City Arkansas Hospital Company, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4217095

Forrest City Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4216978

Fort Payne Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370870

Fort Smith HMA, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1013889

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540

Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240

Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774

Galesburg Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1485782

Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017

Granite City Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460625

Granite City Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460628

Greenville Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1134649

GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090

Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574

Hamlet H.M.A., LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1741827

Health Management Associates, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-0963645

Health Management Associates, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1601497

Health Management General Partner I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1721316

Health Management General Partner, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1690736

HMA Fentress County General Hospital, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-3974754

HMA Hospitals Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964154

HMA Santa Rosa Medical Center, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	68-0045270

HMA Services GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1707507

Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641

Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1410796

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Hospital Management Services of Florida, LP	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5917647

Hospital of Barstow, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0385534

Hospital of Fulton, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1218106

Hospital of Louisa, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1238190

Hospital of Morristown, Inc.	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689

Jackson HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0907122

Jackson Hospital Corporation (KY)	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1285331

Jackson Hospital Corporation (TN)	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525

Jefferson County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528414

Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840

Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833

Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936

Kennett HMA, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248087

Key West HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0905661

Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298

Knoxville HMA Holdings, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528116

Lakeway Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360

Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381

Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434

Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Lehigh HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-1144586

Lexington Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557533

Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252

Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420

Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639

LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421

Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363

Madison HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	03-0400182

Marion Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1359605

Marshall County HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3862800

Martin Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527

Massillon Community Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	55-0799029

Massillon Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	34-1840860

Massillon Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0201156

Mayes County HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1670947

McKenzie Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557531

McNairy Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557530

MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071

Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425

Melbourne HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142044

Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Mesquite HMA General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	41-2035879

Metro Knoxville HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2535623

Mississippi HMA Holdings I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964464

Mississippi HMA Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964541

MMC of Nevada, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1543617

Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906

Monroe HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0141568

MWMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8007512

Naples HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4401957

Natchez Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1756496

National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162

National Healthcare of Mt. Vernon, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1622971

Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428

Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429

NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790

Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498

Northwest Arkansas Hospitals, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5896848

Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430

NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009

NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893

Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881

Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371

Payson Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0874009

Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707

Phillips Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2976342

Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Poplar Bluff Regional Medical Center, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1238701

Port Charlotte HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852902

Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708

Punta Gorda HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0526360

QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786

QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459

QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537

QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274

QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952

QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023

QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095

QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949

QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097

QHG of Massillon, Inc.	OH	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	31-1472380

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267

QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117

QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664

Quorum Health Resources, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1742954

Red Bud Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4444121

Red Bud Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4443919

Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464

River Oaks Hospital, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0626874

River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702

Rockledge HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142075

ROH, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0780035

Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118

Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937

Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999

SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472

Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473

San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697

San Miguel Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2930034

Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798

Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991

Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023

Sebastian Hospital, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0425888

Sebring Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2546390

Seminole HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4164241

Sharon Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-4257540

Sharon Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3920098

Shelbyville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388

Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210

Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188

Southeast HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964613

Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737

Southwest Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964696

Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140

Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081

Statesville HMA, LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	56-2206788

Tennessee HMA Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1750499

Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816

Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214

Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Tooele Hospital Corporation	UT	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	87-0619248

Triad Healthcare Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101

Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745

Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957

Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978

Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289

Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412

Triad of Oregon, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1761990

Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508

Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610

Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015

Van Buren H.M.A., LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1725652

Venice HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852812

VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671

Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111

Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818

Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940

Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406

Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578

Watsonville Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1894113

Waukegan Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978400

Waukegan Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978521

Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260

Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301

Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530

Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590

Wesley Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792

West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279

WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551

Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720

Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542

Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648

Williamston Hospital Corporation	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1749107

Winder HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3749930

Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558

Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418

Yakima HMA, LLC	WA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-0506909

York Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	32-0360922

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
York Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082660

Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

PROSPECTUS

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Securities Warrants

Guarantees of Debt Securities

Community Health Systems, Inc. and/or CHS/Community Health Systems, Inc. may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be provided by Community Health Systems, Inc., CHS/Community Health Systems, Inc., and/or one or more of our subsidiaries.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference before you invest.

These securities may be offered and sold directly by us or by any selling security holder to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Community Health Systems, Inc. common stock is listed on the New York Stock Exchange under the symbol “CYH.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus. You should also consider the risk factors described in the accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we and/or one or more selling security holders may, from time to time, sell in one or more offerings, any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read, this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporation by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

In this prospectus “we,” “us,” “our” and the “Company” refer to Community Health Systems, Inc., a Delaware corporation, and its consolidated subsidiaries, including CHS/Community Health Systems, Inc., unless the context otherwise requires. “CHS” refers to CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Community Health Systems, Inc., and none of its subsidiaries. With respect to debt securities, the term “issuer” means Community Health Systems, Inc. and/or CHS, depending on which registrant is offering the debt securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks, assumptions and uncertainties. The accompanying prospectus supplement may also contain these types of forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors relating to us or the healthcare industry generally that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	risks associated with our substantial indebtedness, leverage and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases, including Ebola;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, and the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches; and

•	other risk factors disclosed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus and the applicable prospectus supplement.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and all such material filed by us with the New York Stock Exchange also can be inspected at the offices of the New York Stock Exchange, 11 Wall Street Street, New York, New York 10005.

We also make available free of charge on or through the investor relations section of our Internet web site, http://www.chs.net, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file these materials with the SEC. You may also request copies of these filings at no cost by telephoning us at (615) 465-7000 or writing us at the following address: Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067, Attention: Investor Relations. Except as set forth under “Incorporation of Certain Information by Reference,” information on our Internet web site is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or the registration statement of which it is a part.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including portions of our Proxy Statement for our 2015 Annual Meeting of Stockholders filed on April 3, 2015 with the SEC to the extent specifically incorporated by reference in such Form 10-K) filed on February 25, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 6, 2015;

•	our Current Reports on Form 8-K filed on February 27, 2015, March 10, 2015 and April 1, 2015; and

•	the description of our common stock in our Registration Statement on Form 8-A filed on June 5, 2000.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Community Health Systems, Inc.

4000 Meridian Boulevard, Franklin, TN 37067

Attn: Investor Relations Department

(615) 465-7000

You may also obtain a copy of these filings from the investor relations section of our Internet web site at http://www.chs.net. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated by reference into this prospectus and should not be considered a part of this prospectus.

OUR COMPANY

We are one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. We provide healthcare services through the hospitals that we own and operate and affiliated businesses in non-urban and selected urban markets throughout the United States. We generate revenues by providing a broad range of general and specialized hospital healthcare services and other outpatient services to patients in the communities in which we are located. As of March 31, 2015, we owned or leased 197 hospitals included in continuing operations, comprised of 193 general acute care hospitals and four stand-alone rehabilitation or psychiatric hospitals. In addition to our hospitals and related businesses, we own and operate home care agencies, located primarily in markets where we also operate a hospital. Services provided through our hospitals and affiliated businesses include general acute care, emergency room, general and specialty surgery, critical care, internal medicine, obstetrics, diagnostic, psychiatric and rehabilitation services. We also provide additional outpatient services at urgent care centers, occupational medicine clinics, imaging centers, cancer centers, ambulatory surgery centers and home health and hospice agencies. An integral part of providing these services is our relationship and network of affiliated physicians at our hospitals and affiliated businesses. Through our management and operation of these businesses, we provide standardization and centralization of operations across key business areas; strategic assistance to expand and improve services and facilities; implementation of patient safety and quality of care improvement programs and assistance in the recruitment of additional physicians and licensed healthcare practitioners to the markets in which our hospitals are located. In a number of our markets, we have partnered with local physicians or not-for-profit providers, or both, in the ownership of our facilities. Also, through our wholly-owned subsidiary, Quorum Health Resources, LLC, or QHR, we provide management and consulting services to non-affiliated general acute care hospitals located throughout the United States. For the hospitals and home care agencies that we own and operate, we are paid for our services by governmental agencies, private insurers and directly by the patients we serve. For our management and consulting services, we are paid by the non-affiliated hospitals utilizing our services.

On January 27, 2014, we and one of our wholly-owned subsidiaries completed the acquisition of Health Management Associates, Inc., or HMA, by acquiring through a merger all the outstanding shares of common stock of HMA, or HMA common stock, for approximately $7.3 billion, including the assumption of approximately $3.8 billion of indebtedness, consisting of a combination of cash and Community Health Systems, Inc. common stock.

Corporate Information

Community Health Systems, Inc. was incorporated in the State of Delaware on June 6, 1996. CHS/Community Health Systems, Inc. was incorporated in the State of Delaware on March 25, 1985. Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee 37067, and our telephone number is (615) 465-7000. Our web site is http://www.chs.net. Information on our web site shall not be deemed part of this prospectus.

RISK FACTORS

An investment in our securities involves risks, including those that are generally associated with operating in the health care industry. Before deciding to purchase any of our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of securities, including those risks identified under “Part I—Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering. We will not receive any of the proceeds from sales of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratios of earnings to fixed charges on a consolidated basis for the periods indicated. This information should be read in conjunction with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2010	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges(1)	1.70x	1.63x	1.69x	1.51x	1.29x	1.56x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases. We did not have any preferred stock outstanding during the periods presented in the table above.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which:

•	may be senior or subordinated;

•	may be secured or unsecured;

•	may be convertible or exchangeable into our common stock or other securities;

•	may be guaranteed by CHS and one or more of our other subsidiaries; or

•	may be issued by CHS rather than us and guaranteed by us and/or one or more of our other subsidiaries;

•	our preferred stock and depositary shares representing fractional shares of our preferred stock;

•	our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock; and

•	warrants to purchase our debt securities, preferred stock, depositary shares or common stock.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Prospectus Supplements

This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holders sell any of the securities, we or such selling security holder will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement may also add to or change information contained in this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find Additional Information.”

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or any selling security holder offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Current Report on Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “— Global Securities” below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “— Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “— Legal Ownership of Securities — Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•	DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•	brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities — Holders of Securities” above.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND

GUARANTEES OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case as supplemented, if applicable. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Regions Bank. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock, depositary shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

The applicable prospectus supplement will specify whether such debt securities will be issued by Community Health Systems, Inc. or CHS, and whether the debt securities will be guaranteed by Community Health Systems, Inc., CHS and/or one or more of our other subsidiaries. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the issuer. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any or specified senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of debt securities, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	the denominations in which any registered securities will be issuable, and the denominations in which any bearer securities will be issuable;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	information with respect to events of default and covenants relevant to the debt securities;

•	if a person other than Regions Bank is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	provisions for the satisfaction and discharge of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including Community Health Systems, Inc. and one or more of our subsidiaries; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at premium, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

As noted above, our debt securities may be guaranteed by CHS, Community Health Systems, Inc. and/or one or more of our other subsidiaries, if so provided in the applicable prospectus supplement or other offering material. Unless otherwise provided in any prospectus supplement, and as updated for the creation, acquisition, winding-up or sale of subsidiaries, to the extent there are any guarantors of any new debt securities issued by CHS, the guarantors of such new debt securities will be identical to the guarantors under the outstanding senior notes of CHS as of the date the new debt securities are issued. Unless otherwise provided in any prospectus supplement, and as updated for the creation, acquisition, winding-up or sale of subsidiaries, to the extent there are any guarantors on any new debt securities we issue, the guarantors of our new debt securities will also be identical to the guarantors under CHS’s outstanding senior notes as of the date these new debt securities are issued, except that (a) as the issuer of these new debt securities, we will not be providing a guarantee on these notes, and (b) to the extent it is not a co-issuer, CHS will be a guarantor of these new debt securities. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated by-laws.

Authorized Capital

We are authorized to issue up to 400,000,000 shares of capital stock, of which 300,000,000 may be shares of common stock, par value $.01 per share, and 100,000,000 may be shares of preferred stock, par value $.01 per share. As of April 29, 2015, 118,034,114 shares of Company common stock were issued and outstanding and no shares of Company preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Holders of our common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any our preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our board of directors. Holders of our common stock are entitled to share ratably in all assets available for distribution to our stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

We may issue preferred stock from time to time in one or more distinct series. We will include in a supplement to this prospectus the specific terms of each series of preferred stock being offered, including the terms, if any, on which a series of preferred stock may be convertible into or exchangeable for common stock or debt securities. The statements and descriptions of the terms of the preferred stock in this section and any prospectus supplement is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and the applicable prospectus supplement will set forth the terms of each series of preferred stock, including, if applicable:

•	the distinctive serial designation and the number of shares;

•	the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Anti-takeover effects of our certificate of incorporation and by-laws and provisions of Delaware law

General

Certain provisions of our restated certificate of incorporation and amended and restated by-laws may delay or make more difficult acquisitions or changes of control of us that are not approved by our board of directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Number of Directors; Removal; Vacancies

Our restated certificate of incorporation provides that the number of our directors will be determined from time to time exclusively by a vote of a majority of the members of our board of directors then in office. Our restated certificate of incorporation also provides that, subject to the rights of the holders of any series of preferred stock then outstanding, our board of directors has the exclusive right to fill vacancies, including vacancies created by an increase in the number of directors. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of us. Our restated certificate of incorporation further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any director elected prior to our 2010 annual meeting of stockholders or any director appointed to fill a vacancy of any director elected prior to the 2010 annual meeting of stockholders may be removed from office at any time, but only for cause, and any other director may be removed from office at any time, with or without cause, in each case at a meeting called for that purpose and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote in the election of directors. This provision, in conjunction with the provision authorizing our board of directors to fill vacant directorships, could prevent our stockholders from removing certain incumbent directors without cause and filling the resulting vacancies with their own nominees.

Election of Directors

Our amended and restated by-laws provide that a nominee for director shall be elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of our stockholders for which (i) our Secretary receives a notice that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our amended and restated by-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to our stockholders. Our restated certificate of incorporation provides that, at each annual meeting of stockholders, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings of Stockholders

Our amended and restated by-laws provide that special meetings of stockholders, for any purpose or purposes, may be called by our board of directors, the chairman of our board of directors or our chief executive officer.

Advance Notice for Raising Business or Making Nominations at Meetings

Our amended and restated by-laws provide that only such business may be conducted at an annual meeting of stockholders as has been (i) specified in the notice of meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the annual meeting by, or at the direction of, our board of directors, or (iii) otherwise properly brought before the annual meeting by a stockholder who has given to the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our amended and restated by-laws further provides that only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Company’s Secretary prior to an annual meeting of stockholders or a special meeting called for the purpose of electing directors, are eligible for election as directors of the Company.

These provisions could make it more difficult for our stockholders to raise matters affecting control of the Company, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendments to the Company’s By-laws

Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors and our stockholders (by affirmative vote of the holders of at least a majority of the voting power of all of issued and outstanding shares of our capital stock entitled to vote thereon) may adopt, amend, alter, rescind or repeal the by-laws of the Company.

Amendment of the Company’s Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our restated certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority of the voting power of all of issued and outstanding shares of our capital stock entitled to vote thereon.

Company Preferred Stock and Additional Company Common Stock

Under our restated certificate of incorporation, our board of directors has the authority to provide by board resolution for the issuance of preferred shares in one or more series and to fix the terms and conditions of each such series. The authorized shares of preferred stock, as well as authorized but unissued shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed.

These provisions give the our board of directors the power to issue preferred stock, or additional shares of common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, issuing new shares might impede a business combination if the terms of those shares include voting rights which enable a holder to block business combinations; alternatively, issuing new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Delaware Business Combination Statute

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. However our restated certificate of incorporation currently contains a provision pursuant to which the Company elects not to be governed by Section 203 of the DGCL.

Limitations on Directors’ Liability and Indemnification

Pursuant to authority conferred by Section 102 of the DGCL, Article SIXTH of the Company’s restated certificate of incorporation eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under the law of the State of Delaware, including the DGCL. Article SIXTH further provides that any future amendment to or repeal of its terms will not adversely affect any right or protection of any director of the Company with respect to acts or omissions of such director occurring prior to such repeal or amendment. Article SIXTH also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

In accordance with Section 145 of the DGCL, Article SEVENTH of the Company’s restated certificate of incorporation and certain provisions of the Company’s amended and restated by-laws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Section 5 of Article VI of the Company’s amended and restated by-laws further provides for advancement of expenses to such indemnified persons.

The Company’s amended and restated by-laws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated by-laws. The Company has obtained insurance policies insuring its directors and officers against certain liabilities.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of the Company or of an affiliate. In the case of an action or proceeding other than an action by or in the right of the Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was or will be serving at the request of the Company or CHS, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of the Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any affiliate or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s restated certificate of incorporation or the Company’s amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

We believe that our restated certificate of incorporation and amended and restated by-laws and insurance are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Forum Selection

Our amended and restated by-laws provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CYH.”

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the date on and after which the holder of the securities warrants can transfer them separately from any other securities that were offered in conjunction with the warrants;

•	the terms of the senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock into which the securities warrants are exercisable as previously described under “Description of the Debt Securities and Guarantees of Debt Securities” and “Description of the Capital Stock,” as applicable;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

General

We and/or one or more selling security holders may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities will include the following information, as applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We and/or one or more selling security holders may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Hodgson Russ LLP, New York, New York and by Bass, Berry & Sims PLC, Nashville, Tennessee, with respect to matters of Delaware and Tennessee law. Unless otherwise specified in the applicable prospectus supplement, certain matters under Alabama, Mississippi and North Carolina law will be passed upon for us by Bradley Arant Boult Cummings LLP.; certain matters under Arkansas law will be passed upon for us by Kutak Rock LLP; certain matters under Arizona law will be passed upon for us by Snell & Wilmer L.L.P; certain matters under Florida law will be passed upon for us by Buchanan Ingersoll & Rooney PC | Fowler White Boggs; certain matters under Georgia law will be passed upon for us by King & Spalding LLP; certain matters under Illinois law will be passed upon for us by McGuireWoods LLP; certain matters under Indiana, Kentucky and Ohio law will be passed upon for us by Bingham Greenebaum Doll LLP; certain matters under Missouri law will be passed upon for us by Husch Blackwell LLP; certain matters under New Jersey, Pennsylvania and Utah law will be passed upon for us by Ballard Spahr LLP; certain matters under New Mexico law will be passed upon for us by Montgomery & Andrews, P.A; certain matters under Nevada law will be passed upon for us by Bailey Kennedy, LLP; certain matters under Oklahoma law will be passed upon for us by McAfee & Taft A Professional Corporation; certain matters under South Carolina law will be passed upon for us by Parker Poe Adams & Bernstein LLP; certain matters under Texas law will be passed upon for us by Liechty & McGinnis, LLP; certain matters under Virginia law will be passed upon for us by Hancock, Daniel, Johnson & Nagle, P.C.; certain matters under Washington law will be passed upon for us by Witherspoon, Kelley, Davenport & Toole, P.S.; certain matters under West Virginia law will be passed upon for us by Steptoe & Johnson PLLC; and certain matters under Wyoming law will be passed upon for us by Crowley Fleck PLLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Community Health Systems, Inc.’s Annual Report on Form 10-K, and the effectiveness of Community Health System, Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Amount To be Paid
SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Rating agency fees and expenses	$(2)
Trustee’s fees and expenses	$(2)
Miscellaneous expenses	$(2)

Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
(2)	As the amount of securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Pursuant to authority conferred by Section 102 of the DGCL, Article SIXTH of the Company’s restated certificate of incorporation eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under the law of the State of Delaware, including the DGCL. Article SIXTH further provides that any future amendment to or repeal of its terms will not adversely affect any right or protection of any director of the Company with respect to acts or omissions of such director occurring prior to such repeal or amendment. Article SIXTH also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

In accordance with Section 145 of the DGCL, Article SEVENTH of the Company’s restated certificate of incorporation and certain provisions of the Company’s amended and restated by-laws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Section 5 of Article VI of the Company’s amended and restated by-laws further provides for advancement of expenses to such indemnified persons.

The Company’s amended and restated by-laws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated by-laws. The Company has obtained insurance policies insuring its directors and officers against certain liabilities.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of the Company or of an affiliate. In the case of an action or proceeding other than an action by or in the right of the Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was or will be serving at the request of the Company or CHS, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of the

Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any affiliate or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s restated certificate of incorporation or the Company’s amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are indemnified against liability in their capacities as such.

Alabama Registrants

Anniston HMA LLC, Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. are all incorporated or organized under the laws of the State of Alabama.

Section 10A-5-1.04 of the Alabama Limited Liability Company Law (repealed effective January 1, 2017) currently permits, unless the certificate of formation provides otherwise, a limited liability company to (i) indemnify a member, manager or employee or former member, manager or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding, in which such person is made a party by reason of being or having been a member, manager or employee of the limited liability company, except in relation to matters as to which such person is determined to be liable for negligence or misconduct in the performance of duty; and (ii) to make any other indemnification that is authorized by its governing documents or by resolution by the members.

Section 10A-2-8.51 and Section 10A-2-8.56 of the Alabama Business Corporation Law allows corporations to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent against liability incurred in the proceeding if: (i) the individual conducted himself or herself in good faith; (ii) the individual reasonably believed, in the case of conduct in official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent if, in connection with a proceeding by or in the right of the corporation, the individual was adjudged liable to the corporation or, in connection with any other proceeding charging improper personal benefit, the individual was adjudged liable on the basis that personal benefit was improperly received by him or her.

Section 10A-2-8.52 and Section 10A-2-8.56 of the Alabama Business Corporation Law requires corporations to indemnify a director or officer who was successful in the defense of any proceeding, or any claim, issue or matter in the proceeding, where he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith.

The Operating Agreement of Anniston HMA, LLC provides for the indemnification of any officer or director of the company against liability incurred in connection with any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer acted in good faith with the care an officer of an Alabama corporation would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the Company, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful.

The Articles of Incorporation of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation and Greenville Hospital Corporation provide for the indemnification of directors and officers, as well as agents and employees if authorized by the Board of Directors, to the fullest extent permitted by the Alabama Business Corporation Act.

The bylaws of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation and Greenville Hospital Corporation provide for the indemnification of directors and officers and agents to the fullest extent permitted by the Alabama Business Corporation Act.

The bylaws of QHG of Enterprise, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of the state in which indemnification is sought.

Arizona Registrants

Bullhead City Hospital Corporation and Payson Hospital Corporation are incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Business Corporations Act (“ABCA”) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 also permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Under Section 10-856 of the ABCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation: (1) to the same extent as a director and (2) if the individual is an officer but not a director, or if the officer is also a director, but the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer, to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or a contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (b) liability arising out of conduct that constitutes (i) receipt of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law.

Under the ABCA, in order for a corporation to indemnify a director or officer, except in a case where such indemnification is mandatory or upon a court order as described below, a majority of the corporation’s disinterested directors, special legal counsel, or the disinterested shareholders must find that the individual met the applicable standard of conduct. Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses incurred in connection with the proceeding unless such indemnification is limited by the articles of incorporation. In addition, the ABCA requires Arizona corporations to indemnify any “outside director” (a director who is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding for which indemnification is not allowed as described in the first paragraph above, or (iii) a court determines, before payment to the outside director, that the director failed to meet the applicable standard of conduct as described in the first paragraph above. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the individual has met the applicable standard of conduct or was adjudged liable as described in the first paragraph above.

The bylaws of each of Bullhead City Hospital Corporation and Payson Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas Registrants

Forrest City Arkansas Hospital Company, LLC, Forrest City Hospital Corporation, Fort Smith HMA, LLC, MCSA, L.L.C., Phillips Hospital Corporation, QHG of Springdale, Inc., Triad-El Dorado, Inc. and Van Buren H.M.A., LLC are all incorporated or organized under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 4-27-850 of the Arkansas 1987 Business Corporation Act allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Operating Agreement of Forrest City Arkansas Hospital Company, LLC provides, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, the company shall indemnify, save harmless, and pay all judgments and claims against a member of the company relating to any liability or damage incurred by reason of: (i) ownership of an interest in the Company, and (ii) any act performed or omitted to be performed by such member in connection with the business of the Company, in any case including attorneys’ fees incurred by the member in connection with the defense of any action based on any of the foregoing.

The Amended and Restated Limited Liability Company Agreements of Fort Smith HMA, LLC and Van Buren H.M.A., LLC and the Third Amended and Restated Operating Agreement of MCSA, L.L.C. provide for the indemnification of any officer or director of the company from and against any and all reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines, (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement incurred by such person in connection with defending any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided the director or officer has acted in good faith with the care an officer of an Arkansas corporation of like position would exercise under similar circumstances, and in a manner reasonably believed by them to be in the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

The bylaws of Forrest City Hospital Corporation and Phillips Hospital Corporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she was a director, officer or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Arkansas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnifications shall continue with respect to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the person’s heirs, executors and administrators; provided, however, that, except as otherwise provided with respect to suits or proceedings to enforce rights to indemnification, the corporation shall indemnify any such person only if such suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such suit or proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Arkansas Business Corporation Act requires, an advancement of expenses incurred by a person shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this section or otherwise.

The bylaws of QHG of Springdale, Inc. state that the corporation shall indemnify each present and future director and officer and any person who may serve at its request as a director or officer of another corporation to the extent required and to the extent permitted by the laws of the state in which indemnification is sought.

The bylaws of Triad–El Dorado, Inc. generally provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties.

Delaware Registrants

CHS/Community Health Systems, Inc., Community Health Systems, Inc., Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Health Systems, LLC, Affinity Hospital, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Bluffton Health System LLC, Brownwood Hospital, L.P., Brownwood Medical Center, LLC, Bullhead City Hospital Investment Corporation, Carlsbad Medical Center, LLC, Carolinas JV Holdings General, LLC, Carolinas JV Holdings, L.P., Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Clarksville Holdings II, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Hospital, L.P., College Station Medical Center, LLC,

College Station Merger, LLC, Community GP Corp., Community Health Investment Company, LLC, Community LP Corp., CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Fallbrook Hospital Corporation, Florida HMA Holdings, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Health Management Associates, Inc., Health Management Associates, LP, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Hospitals Holdings, LP, HMA Services GP, LLC, Hobbs Medco, LLC, Hospital of Barstow, Inc., Kirksville Hospital Company, LLC, Lancaster Hospital Corporation, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Medical Center, L.P., Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, Mesquite HMA General, LLC, Mississippi HMA Holdings I, LLC, Mississippi HMA Holdings II, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Natchez Hospital Company, LLC, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., Navarro Hospital, L.P., Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Hospital Corporation, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southern Texas Medical Center, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennessee HMA Holdings, LP, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare Corporation, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Victoria of Texas, L.P., Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Watsonville Hospital Corporation, Webb Hospital Corporation, Webb Hospital Holdings, LLC, Wesley Health System LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC and Youngstown Ohio Hospital Company, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Partnership Agreements of each of Brownwood Hospital, L.P., College Station Hospital, L.P., Longview Medical Center, L.P., Navarro Hospital, L.P., and Victoria of Texas, L.P. provide, to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act, for the indemnification of the General Partner of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, General Partner of the companies. The Limited Partnership Agreement of Longview Medical Center, L.P. provides for the indemnification of the General Partner from any liability or damage incurred or suffered by the General Partner in connection with any act or omission in connection with the partnership’s business, except for any act or omission constituting willful misconduct or gross negligence. The Limited Partnership Agreements of Carolinas JV Holdings, L.P., Health Management Associates, LP, HMA Hospitals Holdings, LP and Tennessee HMA Holdings, LP are silent as to indemnification.

The Limited Liability Company Agreements of each of Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Hospital, LLC, Birmingham Holdings, LLC, Bluffton Health System LLC, Brownwood Medical Center, LLC, Carlsbad Medical Center, LLC, Clarksville Holdings, LLC, College Station Medical Center, LLC, College Station Merger, LLC, CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHSC, LLC, Dukes Health System, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hobbs Medco, LLC, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Health System LLC, Medical Center of Brownwood, LLC, MMC of Nevada, LLC, Navarro Regional, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Regional Hospital of Longview, LLC, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Southern Texas Medical Center, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Wesley Health System LLC, WHMC, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC and Woodward Health System, LLC, provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, director, officer or employee of the companies, as applicable, from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, director or employee of the companies, as applicable.

The Limited Liability Company Agreements of each of Affinity Health Systems, LLC, Berwick Hospital Company, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Carolinas JV Holdings General, LLC, Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings II, LLC, Cleveland Tennessee Hospital Company, LLC, Community Health Investment Company, LLC, DHFW Holdings, LLC, Florida HMA Holdings, LLC Hallmark Healthcare Company, LLC, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Services GP, LLC, Kirksville Hospital Company, LLC, Longview Clinic Operations Company, LLC, Massillon Community Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Merger Legacy Holdings, LLC, Mesquite HMA General, LLC, Mississippi HMA Holdings I, LLC, Mississippi HMA Holdings II, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Natchez Hospital Company, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, Quorum Health Resources, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Nevada Holdings, LLC, Tunkhannock Hospital Company, LLC, Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Holdings, LLC, West Grove Hospital Company, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC, and Youngstown Ohio Hospital Company, LLC provide for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the Company, and has no reasonable cause to believe their conduct was unlawful.

The Bylaws and/or Certificate of Incorporation of Community Health Systems, Inc., CHS/Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Community GP Corp., Community LP Corp., Fallbrook Hospital Corporation, Health Management Associates, Inc., Hospital of Barstow, Inc., Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., Ruston Hospital Corporation, Triad Healthcare Corporation, Watsonville Hospital Corporation, and Webb Hospital Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Florida Registrants

Bartow HMA, LLC, Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Hospital Management Services of Florida, LP, Key West HMA, LLC, Lehigh HMA, LLC, Melbourne HMA, LLC, Naples, HMA, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC and Venice HMA, LLC are incorporated or organized under the laws of the State of Florida.

Section 620.1406 of the Florida Revised Uniform Limited Partnership Act of 2005 (“FRULPA”) states that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

Section 605.0408 of the Florida Revised Limited Liability Act permits a limited liability company to indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Sections 605.0405 (limitations on distributions), 605.0407 (management of limited liability company), 605.04071 (delegation of rights and powers to manage), 605.04072 (selection and terms of managers in a manager-managed limited liability company), 605.04073 (voting rights of members and managers), 605.04074 (agency rights of members and managers), or 605.04091 (standards of conduct for members and managers). Pursuant to Section 605.0105(3) of the Florida Revised Limited Liability Company Act, a limited liability company’s operating agreement may not provide for indemnification for a member or manager under Section 605.0408 for any of the following: (i) conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law; (ii) a transaction from which the member or manager derived an improper personal benefit; (iii) a circumstance under which the liability provisions of s. 605.0406 are applicable; (iv) a breach of duties or obligations under Section 605.04091, taking into account a variation of such duties and obligations provided for in the operating agreement to the extent allowed by Section 605.0105(4).

The Limited Partnership Agreement of Hospital Management Services of Florida, LP is silent with respect to indemnification.

The Operating Agreements of each of Bartow HMA, LLC, Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Key West HMA, LLC, Lehigh HMA, LLC, Melbourne HMA, LLC, Naples, HMA, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC and Venice HMA, LLC provide for the indemnification of any officer or manager of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a manager or officer of the company, or is or was serving at the request of the company, provided (i) the manager or officer has acted in good faith, with the care a manager or officer of a Florida limited liability company of like position would exercise under similar circumstances, in a manner reasonably believed by such manager or officer to be in the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such manager’s or officer’s conduct was unlawful, and (ii) such indemnification does not violate the provisions of Section 605.0105, Florida Statutes.

Georgia Registrants

Monroe HMA, LLC, QHG Georgia Holdings, Inc., QHG Georgia, LP and Winder HMA, LLC are incorporated or organized under the laws of the State of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides for the indemnification of partners by the partnership from and against any and all claims and demands whatsoever, except for (1) intentional misconduct or a knowing violation of law; or (2) any transaction for which the Indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company, subject to such standards and restrictions, if any, as set forth in the articles of organization or a written operating agreement. However, no limited liability company has the power to indemnify any member or manager for the liability of a member or manager for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement, nor may any such liability be eliminated or limited by articles of organization or a written operating agreement.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

The Agreement of Limited Partnership of QHG Georgia, LP provides for the indemnification of the general partner to the fullest extent permitted by the Georgia Revised Uniform Limited Partnership Act.

The Operating Agreements of Monroe HMA, LLC and Winder HMA, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a manager or officer of the company, or is or was serving at the request of the company, provided the manager or officer has acted in good faith with the care an officer of a Georgia corporation of like position would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The bylaws of QHG Georgia Holdings, Inc. provide for the indemnification of directors and officers to the extent permitted by the Georgia Business Corporation Code.

Illinois Registrants

Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Granite City Illinois Hospital Company, LLC, Marion Hospital Corporation, Red Bud Hospital Corporation, Red Bud Illinois Hospital Company, LLC, Waukegan Hospital Corporation and Waukegan Illinois Hospital Company, LLC are incorporated or organized under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreement of each of Granite City Illinois Hospital Company, LLC, Red Bud Illinois Hospital Company, LLC and Waukegan Illinois Hospital Company, LLC, provide, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member of the company.

The bylaws of each of Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Marion Hospital Corporation, Red Bud Hospital Corporation and Waukegan Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana Registrants

Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. are incorporated under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The bylaws of Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Kentucky Registrants

Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) are incorporated under the laws of the Commonwealth of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The bylaws of each of Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Missouri Registrants

Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC are organized under the laws of the State of Missouri,

Section 347.057 of the Missouri Limited Liability Company Act provides that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company. The Missouri Limited Liability Company Act provides in Section 347.088.1, that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2 that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The Limited Liability Company Agreements of Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC each provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care an officer of a Missouri corporation of like position would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

Mississippi Registrants

Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, QHG of Forrest County, Inc., QHG of Hattiesburg, Inc., River Oaks Hospital, LLC, River Region Medical Corporation and ROH, LLC are incorporated or organized under the laws of the State of Mississippi.

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or operating agreement may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or is otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manager or member or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties, of a member, manager, officer or other person to a limited liability company or to its members or to another member or manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for (a) the amount of a financial benefit by a member or manager to which the member or manager is not entitled, (b) an intentional infliction of harm on the limited liability company or the members, (c) an intentional violation of criminal law, (d) a wrongful distribution, including distributions made in the course of winding up the company, or (e) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. A limited liability company may indemnify any member, manager, officer or other person from and against all claims and demands whatsoever, except a limited liability company cannot indemnify any member, manager, officer or other person in connection with a proceeding where such person was (i) found to have engaged in acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct, or (ii) was found to have engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions. A limited liability company shall indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

Sections 79-4-8.51 and 79-4-8.56 of the Mississippi Business Corporation Act provide that a corporation may indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if the person’s conduct was in good faith; the person reasonably believed (A) in the case of conduct in the person’s official capacity, that the conduct was in the best interests of the corporation; and (B) in all other cases, that the person’s conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal action, that the person had no reasonable cause to believe the person’s conduct was unlawful. A corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct described in the preceding sentence or (2) in connection with any proceeding with respect to conduct for which the person was adjudged liable on the basis that he received an improper financial benefit.

Sections 79-4-8.52 and 79-4-8.56 of the Mississippi Business Corporation Act provide that a corporation must indemnify a director or officer who was wholly successful in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Operating Agreements of each of Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, River Oaks Hospital, LLC and ROH, LLC provide for the indemnification of any officer or director of the company from and against liabilities incurred in connection with any actions, suits or proceedings arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care of a prudent person in a like position and in a manner reasonably believed by them to be in the best interests of the company.

The bylaws of both QHG of Forrest County, Inc. and QHG of Hattiesburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the law of the state in which indemnification is sought.

The bylaws of River Region Medical Corporation provide for the indemnification of directors and officers to the fullest extent permitted by applicable law.

Nevada Registrants

NC-DSH, LLC is organized under the laws of the State of Nevada.

Under Sections 86.411 through 86.441 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Operating Agreement of NC-DSH, LLC provides for the indemnification of directors and officers to the fullest extent permitted by the Nevada Limited Liability Company Act.

New Jersey Registrants

Salem Hospital Corporation is incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The Articles of Incorporation and the Bylaws of Salem Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

New Mexico Registrants

Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation are incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director, officer, or employer if the person acted in good faith and reasonably believed the person’s conduct was, in the case of conduct in the person’s official capacity, in the best interests of the corporation or, otherwise, at least not opposed to its best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

The articles of incorporation and bylaws of each of Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Mexico Business Corporation Act.

North Carolina Registrants

Hamlet H.M.A., LLC, Statesville HMA, LLC and Williamston Hospital Corporation are organized or incorporated under the laws of the State of North Carolina.

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability corporation must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under G.S.57D-3-21 (relating to duties and standards of conduct of managers), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit indemnification of directors and officers in a variety of circumstances.

For example, Sections 55-8-51 and 55-8-56 of the North Carolina Business Corporation Act allow corporations to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent against liability incurred in the proceeding if: (i) the individual conducted himself or herself in good faith; (ii) the individual reasonably believed, in the case of conduct in official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent if, in connection with a proceeding by or in the right of the corporation, the individual was adjudged liable to the corporation or, in connection with any other proceeding charging improper personal benefit, the individual was adjudged liable on the basis that personal benefit was improperly received by him or her.

In addition, Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require corporations, unless limited by its articles of incorporation, to indemnify a director or officer who was wholly successful in the defense of any proceeding, or any claim to which he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith.

A corporation may purchase insurance under the law of North Carolina on behalf of directors, officers, employees or agents.

The Operating Agreements of Hamlet H.M.A., LLC and Statesville HMA, LLC each provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer in good faith with the care an ordinary prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed by them to be in the best interests of the Company.

The Articles of Incorporation of Williamston Hospital Corporation provide for the indemnification of directors and officers, as well as agents and employees if authorized by the Board of Directors, to the fullest extent permitted by the North Carolina Business Corporation Act.

The bylaws of Williamston Hospital Corporation provide for the indemnification of directors and officers and agents to the fullest extent permitted by the North Carolina Business Corporation Act.

Ohio Registrants

QHG of Massillon, Inc. is incorporated under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The bylaws of QHG of Massillon, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma Registrants

Blackwell HMA, LLC, Clinton HMA, LLC, Kay County Hospital Corporation, Kay County Oklahoma Hospital Company, LLC, Marshall County HMA, LLC, Mayes County HMA, LLC, and Seminole HMA, LLC were formed under the laws of the State of Oklahoma.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017(B) of the Oklahoma Limited Liability Company Act provides, however, that a company may not limit or eliminate a manager’s liability for (a) any breach of the manager’s duty of loyalty to the limited liability company or its members; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any transaction from which the manager derived an improper personal benefit.

Section 1031 of the Oklahoma General Corporation Act gives a corporation the power to indemnify certain persons under certain circumstances. The Oklahoma General Corporation Act gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 1031 of the Oklahoma General Corporation Act also gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

The bylaws of Kay County Hospital Corporation provide for the indemnification of directors and officers and to the fullest extent permitted by the Oklahoma General Corporation Act.

The operating agreement of Kay County Oklahoma Hospital Company, LLC provides for the indemnification of the member relating to any liability incurred by reason of interest ownership and any act performed or omitted to be performed by member in connection with the business of Kay County Oklahoma Hospital Company, LLC. The operating agreements of Blackwell HMA, LLC, Clinton HMA, LLC, Marshall County HMA, LLC, Mayes County HMA, LLC, and Seminole HMA, LLC provide for indemnification of the members and directors and officers.

Pennsylvania Registrants

Carlisle HMA, LLC, Clinton Hospital Corporation and Coatesville Hospital Corporation are organized or incorporated under the laws of the Commonwealth of Pennsylvania.

Under Section 8945 of the Pennsylvania Limited Liability Company Law of 1994, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (“PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision or agreement, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Third Amended and Restated Limited Liability Company Agreement of Carlisle HMA, LLC provides for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The Articles of Incorporation and the Bylaws of each of Clinton Hospital Corporation and Coatesville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

South Carolina Registrants

Chester HMA, LLC, QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. are organized or incorporated under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Amended and Restated Limited Liability Company Agreement of Chester HMA, LLC provides for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith and has not violated the duty of care and duty of loyalty set forth in Section 33-44-409 of the South Carolina Limited Liability Act.

The bylaws of QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee Registrants

Campbell County HMA, LLC, Cleveland Hospital Corporation, Cocke County HMA, LLC, Dyersburg Hospital Corporation, HMA Fentress County General Hospital, LLC, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Jefferson County

HMA, LLC, Knoxville HMA Holdings, LLC, Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation, Metro Knoxville HMA, LLC, and Shelbyville Hospital Corporation are incorporated under the laws of the State of Tennessee.

Section 48-249-115 of the Tennessee Revised Limited Liability Company Act permits a limited liability company, or LLC, to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC, or in connection with any other proceeding charging improper personal benefit to such responsible person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Unless limited by its articles, an LLC shall indemnify a responsible person or manager who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person or manager of the LLC against reasonable expenses incurred by the person in connection with the proceeding.

Section 48-18-507 of the Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 48-18-507 of the Tennessee Business Corporation Act provides that, unless the corporation’s charter provides otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The Operating Agreements of each of Campbell County HMA, LLC, Cocke County HMA, LLC, HMA Fentress County General Hospital, LLC, Jefferson County HMA, LLC, Knoxville HMA Holdings, LLC and Metro Knoxville HMA, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The bylaws and charters of each of each of Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas Registrants

Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation, Weatherford Hospital Corporation and Weatherford Texas Hospital Company, LLC are incorporated or organized under the laws of the State of Texas.

Chapter 101 of the Texas Business Organizations Code (“TBOC”) relates specifically to limited liability companies.

Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its company agreement.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Chapter 8 of the TBOC applies to each form of entity in Texas except for general partnerships or limited liability companies.

Section 8.051 of the TBOC states that (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

The Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC provides for the indemnification of any member.

The bylaws of Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation and Weatherford Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the TBOC.

Utah Registrants

Tooele Hospital Corporation is incorporated under the laws of the State of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The Articles of Incorporation and the Bylaws of Tooele Hospital Corporation, provides, to the fullest extent authorized by the Utah Revised Business Corporation Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Virginia Registrants

Emporia Hospital Corporation and Franklin Hospital Corporation are incorporated under the laws of Virginia.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except (i) pursuant to a lawful court order, or (ii) for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made, unless lawfully ordered by a court, if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed, unless the articles of incorporation or any such bylaw or resolution expressly provides otherwise, also to obligate the corporation to advance funds to pay for or reimburse expenses to the fullest extent permitted by law in accordance with the first sentence of this paragraph, except that the applicable standard shall be conduct that does not constitute willful misconduct or a knowing violation of criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation and the Bylaws of each of Emporia Hospital Corporation and Franklin Hospital Corporation provide for the indemnification of directors and officers to the fullest extent authorized by the Code of Virginia

Virginia Hospital Company, LLC is organized under the laws of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Limited Liability Company Agreement of Virginia Hospital Company, LLC provides to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Washington Registrants

Yakima HMA, LLC is organized under the laws of the State of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with the law that indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or manager. However, no provision may indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

The Third Amended and Restated Limited Liability Company Act of Yakima HMA, LLC provides for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

West Virginia Registrants

Oak Hill Hospital Corporation is incorporated under the laws of the State of West Virginia.

Sections 31D-8-851and 31D-8-856 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer, respectively, against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Oak Hill Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the West Virginia Business Corporation Act.

Wyoming Registrants

Evanston Hospital Corporation is incorporated under the laws of the State of Wyoming.

Section 17-16-851 of the Wyoming Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation; provided, however, unless otherwise ordered by a court, a corporation may not indemnify a director or officer in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

The bylaws of Evanston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.3	Amended and Restated By-laws of Community Health Systems, Inc. (as of May 20, 2014) (incorporated by reference to Exhibit 3.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 22, 2014 (No. 001-15925))

4.1	Form of Indenture, by and between Community Health Systems, Inc. and Regions Bank, as trustee, relating to Senior Debt Securities

4.2	Form of Indenture, by and between Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Subordinated Debt Securities

4.3	Form of Indenture, by and between CHS/Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Senior Debt Securities

4.4	Form of Indenture, by and between CHS/Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Subordinated Debt Securities

4.5	Form of Senior Debt Security of Community Health Systems, Inc. (included in Exhibit 4.1)

4.6	Form of Subordinated Debt Security of Community Health Systems, Inc. (included in Exhibit 4.2)

4.7	Form of Senior Debt Security of CHS/Community Health Systems, Inc. (included in Exhibit 4.3)

4.8	Form of Subordinated Debt Security of CHS/Community Health Systems, Inc. (included in Exhibit 4.4)

4.5*	Form of Certificate of Designation

4.6*	Form of Depositary Agreement

4.7*	Form of Depositary Receipt

4.8*	Form of Warrant

4.9	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed May 7, 2014 (No. 001-15925))

4.10*	Form of Preferred Stock Certificate of Community Health Systems, Inc.

5.1	Opinion of Hodgson Russ LLP

5.2	Opinion of Bradley Arant Boult Cummings LLP

5.3	Opinion of Kutak Rock LLP

5.4	Opinion of Snell & Wilmer L.L.P.

5.5	Opinion of Bass, Berry & Sims PLC

5.6	Opinion of Buchanan Ingersoll & Rooney PC | Fowler White Boggs

5.7	Opinion of King & Spalding LLP

5.8	Opinion of McGuireWoods LLP

5.9	Opinion of Bingham Greenebaum Doll LLP

5.10	Opinion of Husch Blackwell LLP

5.11	Opinion of Ballard Spahr LLP

5.12	Opinion of Montgomery & Andrews, P.A.

5.13	Opinion of Bailey Kennedy, LLP

5.14	Opinion of McAfee & Taft A Professional Corporation

5.15	Opinion of Parker Poe Adams & Bernstein LLP

Exhibit No.	Description

5.16	Opinion of Liechty & McGinnis, LLP

5.17	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.18	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S.

5.19	Opinion of Steptoe & Johnson PLLC

5.20	Opinion of Crowley Fleck PLLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Hodgson Russ LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Bradley Arant Boult Cummings LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.3 hereto)

23.4	Consent of Snell & Wilmer L.L.P. (included as part of its opinion filed as Exhibit 5.4 hereto)

23.5	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.5 hereto)

23.6	Consent of Buchanan Ingersoll & Rooney PC | Fowler White Boggs. (included as part of its opinion filed as Exhibit 5.6 hereto)

23.7	Consent of King & Spalding LLP (included as part of its opinion filed as Exhibit 5.7 hereto)

23.8	Consent of McGuireWoods LLP (included as part of its opinion filed as Exhibit 5.8 hereto)

23.9	Consent of Bingham Greenebaum Doll LLP (included as part of its opinion filed as Exhibit 5.9 hereto)

23.10	Consent of Husch Blackwell LLP (included as part of its opinion filed as Exhibit 5.10 hereto)

23.11	Consent of Ballard Spahr LLP (included as part of its opinion filed as Exhibit 5.11 hereto)

23.12	Consent of Montgomery & Andrews, P.A. (included as part of its opinion filed as Exhibit 5.12 hereto)

23.13	Consent of Bailey Kennedy, LLP (included as part of its opinion filed as Exhibit 5.13 hereto)

23.14	Consent of McAfee & Taft A Professional Corporation (included as part of its opinion filed as Exhibit 5.14 hereto)

23.15	Consent of Parker Poe Adams & Bernstein LLP (included as part of its opinion filed as Exhibit 5.15 hereto)

23.16	Consent of Liechty & McGinnis, LLP (included as part of its opinion filed as Exhibit 5.16 hereto)

23.17	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included as part of its opinion filed as Exhibit 5.17 hereto)

23.18	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included as part of its opinion filed as Exhibit 5.18 hereto)

23.19	Consent of Steptoe & Johnson PLLC (included as part of its opinion filed as Exhibit 5.19 hereto)

23.20	Consent of Crowley Fleck PLLP (included as part of its opinion filed as Exhibit 5.20 hereto)

23.21	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on the signature pages of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 relating to Senior Debt Securities of Community Health Systems, Inc.

25.2	Statement of Eligibility of Trustee on Form T-1 relating to Subordinated Debt Securities of Community Health Systems, Inc.

25.3	Statement of Eligibility of Trustee on Form T-1 relating to Senior Debt Securities of CHS/Community Health Systems, Inc.

25.4	Statement of Eligibility of Trustee on Form T-1 relating to Subordinated Debt Securities of CHS/Community Health Systems, Inc.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on May 6, 2015.

CHS/COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne T. Smith, W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2015

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	May 6, 2015

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2015

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on May 6, 2015.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne T. Smith, W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2015

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	May 6, 2015

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2015

/s/ John A. Clerico John A. Clerico	Director	May 6, 2015

Name	Title	Date

/s/ James S. Ely III James S. Ely III	Director	May 6, 2015

/s/ John A. Fry John A. Fry	Director	May 6, 2015

/s/ William Norris Jennings, M.D. William Norris Jennings, M.D.	Director	May 6, 2015

/s/ Julia B. North Julia B. North	Director	May 6, 2015

/s/ H. Mitchell Watson H. Mitchell Watson	Director	May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on May 6, 2015.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ W. Larry Cash
W. Larry Cash
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	May 6, 2015

/s/ Martin G. Schweinhart Martin G. Schweinhart	Executive Vice President and Director	May 6, 2015

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	May 6, 2015

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary and Director	May 6, 2015

Schedule A-1

Registrants

Exact Name of Additional Registrants

Abilene Hospital, LLC

Abilene Merger, LLC

Affinity Health Systems, LLC

Affinity Hospital, LLC

Amory HMA, LLC

Anna Hospital Corporation

Anniston HMA, LLC

Bartow HMA, LLC

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Biloxi H.M.A., LLC

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Blackwell HMA, LLC

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Bluffton Health System LLC

Brandon HMA, LLC

Brevard HMA Holdings, LLC

Brevard HMA Hospitals, LLC

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Campbell County HMA, LLC

Carlisle HMA, LLC

Carlsbad Medical Center, LLC

Carolinas JV Holdings General, LLC

Central Florida HMA Holdings, LLC

Central States HMA Holdings, LLC

Centre Hospital Corporation

Chester HMA, LLC

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

Exact Name of Additional Registrants

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

CHS Washington Holdings, LLC

Citrus HMA, LLC

Clarksdale HMA, LLC

Clarksville Holdings, LLC

Clarksville Holdings II, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton, HMA, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

Cocke County HMA, LLC

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital, LLC

Crestwood Hospital LP, LLC

CSMC, LLC

CSRA Holdings, LLC

Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

DHSC, LLC

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Florida HMA Holdings, LLC

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Exact Name of Additional Registrants

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Fort Smith HMA, LLC

Frankfort Health Partner, Inc.

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hamlet H.M.A., LLC

Health Management Associates, Inc.

Health Management General Partner, LLC

Health Management General Partner I, LLC

HMA Fentress County General Hospital, LLC

HMA Santa Rosa Medical Center, LLC

HMA Services GP, LLC

Hobbs Medco, LLC

Hospital Management Associates, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson HMA, LLC

Jackson Hospital Corporation (KY)

Jackson Hospital Corporation (TN)

Jefferson County HMA, LLC

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Kennett HMA, LLC

Key West HMA, LLC

Kirksville Hospital Company, LLC

Knoxville HMA Holdings, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Exact Name of Additional Registrants

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lehigh HMA, LLC

Lexington Hospital Corporation

Longview Clinic Operations Company, LLC

Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Madison HMA, LLC

Marion Hospital Corporation

Marshall County HMA, LLC

Martin Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

Mayes County HMA, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation

MCSA, L.L.C.

Medical Center of Brownwood, LLC

Melbourne HMA, LLC

Merger Legacy Holdings, LLC

Mesquite HMA General, LLC

Metro Knoxville HMA, LLC

MMC of Nevada, LLC

Mississippi HMA Holdings I, LLC

Mississippi HMA Holdings II, LLC

Moberly Hospital Company, LLC

Monroe HMA, LLC

MWMC Holdings, LLC

Naples HMA, LLC

Natchez Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

Navarro Regional, LLC

NC-DSH, LLC

Northwest Arkansas Hospitals, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

Exact Name of Additional Registrants

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Poplar Bluff Regional Medical Center, LLC

Port Charlotte HMA, LLC

Pottstown Hospital Company, LLC

Punta Gorda HMA, LLC

QHG Georgia Holdings II, LLC

QHG Georgia Holdings, Inc.

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Oaks Hospital, LLC

River Region Medical Corporation

Rockledge HMA, LLC

ROH, LLC

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

Exact Name of Additional Registrants

San Angelo Medical, LLC

San Miguel Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Sebastian Hospital, LLC

Sebring Hospital Management Associates, LLC

Seminole HMA, LLC

Sharon Pennsylvania Holdings, LLC

Sharon Pennsylvania Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southeast HMA Holdings, LLC

Southern Texas Medical Center, LLC

Southwest Florida HMA Holdings, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Statesville HMA, LLC

Tennyson Holdings, LLC

Tomball Texas Holdings, LLC

Tomball Texas Hospital Company, LLC

Tooele Hospital Corporation

Triad Healthcare Corporation

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunkhannock Hospital Company, LLC

VHC Medical, LLC

Van Buren H.M.A., LLC

Venice HMA, LLC

Vicksburg Healthcare, LLC

Exact Name of Additional Registrants

Victoria Hospital, LLC

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Winder HMA, LLC

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Yakima HMA, LLC

York Pennsylvania Holdings, LLC

York Pennsylvania Hospital Company, LLC

Youngstown Ohio Hospital Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on May 6, 2015.

Brownwood Hospital, L.P.
	By:	Brownwood Medical Center, LLC
	Its:	General Partner

College Station Hospital, L.P.
	By:	College Station Medical Center, LLC
	Its:	General Partner

Navarro Hospital, L.P.
	By:	Navarro Regional, LLC
	Its:	General Partner

Victoria of Texas, L.P.
	By:	Detar Hospital, LLC
	Its:	General Partner

QHG Georgia, LP
	By:	QHG Georgia Holdings II, LLC
	Its:	General Partner

Carolinas JV Holdings, L.P.
	By:	Carolinas JV Holdings General, LLC
	Its:	General Partner

Health Management Associates, LP
	By:	Health Management General Partner, LLC
	Its:	General Partner

HMA Hospitals Holdings, LP
	By:	Health Management General Partner, LLC
	Its:	General Partner

Hospital Management Services of Florida, LP
	By:	HMA Services GP, LLC
	Its:	General Partner

Longview Medical Center, L.P.
	By:	Regional Hospital of Longview, LLC
	Its:	General Partner

Tennessee HMA Holdings, L.P.
	By:	Health Management General Partner I, LLC
	Its:	General Partner

By:	/s/ W. Larry Cash
W. Larry Cash
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and

Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	May 6, 2015

/s/ Martin G. Schweinhart Martin G. Schweinhart	Executive Vice President and Director	May 6, 2015

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	May 6, 2015

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary and Director	May 6, 2015